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                                                                    Exhibit 99.2

                              Conference Call Notes
                               Third Quarter 2002


Thank you, Brent, and good morning everyone. I want to thank you for joining us this morning to review our results for the third quarter of fiscal 2002. Steve Hare, our executive vice president and chief financial officer, is with me today. After my introductory remarks, Steve will review the financial results in more detail. Following that, both Steve and I will be available to answer any questions that you may have at the conclusion of our remarks.


Before we get into the review, let me deal with the customary Safe Harbor statements. We do call your attention to the Forward-Looking Information disclaimer that is provided on our web site. This disclaimer lists a variety of risk factors and uncertainties that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations that are expressed here today. This disclaimer also cautions listeners against placing undue reliance on such forward-looking statements made during the course of this conference call. We do emphasize that all forward-looking statements made during the course of this call are made subject to the cautionary statement on our web site and that the information provided in this conference call is provided only as of the date of the call.


Having covered these formalities let me begin with an overview of the topics Steve and I will cover:

     1. Some highlights from our performance this quarter

     2. I want to give a more detailed update on our scholarly publishing divisions and the progress we're making there

     3. We'll give you a financial review of our third fiscal quarter, and

     4. Outlook for the remainder of the fiscal year

So, let's begin with highlights.

As we said at the beginning of the year, our goals were to (i) deliver sequential improvement in our financial performance, (ii) continue to reduce our debt and overall leverage, (iii) extend our leadership position in the attractive STM niche, and (iv) to improve results in our more economically sensitive packaging and special interest magazine divisions.

We are gratified that, despite difficult market conditions, we have made meaningful progress in each of these four important areas. Just a few additional details.

o First, let me just stress -- market conditions during the quarter were - and remain difficult. I'd love to declare that the recovery has begun and we're seeing it in our results. Unfortunately, we did not - and frankly do not yet - see it.

o Nevertheless, we were able to deliver sequentially improved performance
  - and much improved performance year over year. Significantly, and Steve will discuss this in more detail, operating margins, gross margins, and EBITDA margins all improved year over year.

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o We are also pleased that we had another strong quarter of cash flow and were able to reduce total debt by another $9.6 million this quarter, and a very strong $33.5 million in debt reduction for the full year. Again, this cash flow came primarily from strong cash flow from operations - as DSOs remain in very good shape and we continue to manage our working capital and capital spending very well. Just a quick advertisement here - since July 1, 2000, Cadmus has paid down $58.6 million in debt. We're obviously very proud of that!

o I'll come back to our STM business in a minute. Let me first talk about packaging and our magazine divisions now. Last time, I said we were beginning to see a reversal of fortune in these two divisions, where we have seen significant volume and pricing pressures. In Q3 that prediction proved to be half right.

     o For the quarter, and I think significantly in contrast to our packaging and commercial print competitors, we saw solid revenue growth and margin expansion in our Packaging division. They posted their best performance in 18 months. And they continue to benefit from the cost and capacity actions we took last year, the sales talent that we have added, and an overall improved product mix. This division will continue to be challenged by a still recovering economy, but clearly we think it is back on the right track.


     o Somewhat by contrast, we still have work to do to get our magazine division's financial performance back where we need and want it to be. We continue to see soft demand and pages remain down. We continue to rationalize both cost and capacity
        - but frankly we need for pricing to stabilize and for pages to increase before we really are going to have this division back to historical levels of performance.


Now I want to talk a bit more about our STM business - where we are pleased about the progress we're making. Just to refresh your recollection, we saw this year as being a pretty tough one for us in this division - as we had to deal with a major customer consolidation and a bit of a volume softness, particularly in the area of supplements and commercial reprints. We also were determined to bring to market several new products and capabilities that we thought would meaningfully extend our leadership position.


Despite these challenges, we feel we've done very well.

     o We have significantly extended our "outsource" business model to our scholarly publishing customer base. With these customers, we effectively serve as an outsource production department - we provide all content processing, editorial, and issue management services in addition to traditional print, bind, and mail sevices. This year, we have extended our outsource capabilities -- electronic peer review, electronic proofing, a new offshore workflow, and a legacy data conversion service. In addition, and perhaps most importantly, we have augmented our resources in the important commercial reprint and editorial services areas. More and more as our customers are struggling to keep up with content processing technology and to retain scarce editorial resources, this well established outsource approach seems to be gaining favor.

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     o  At the same point in time, and on a related note we are getting close to having in place our new content processing system, which we are calling the Cadmus Knowledge System. This system will substantially automate the process of reviewing and preparing STM information for print and electronic distribution. This System will enable substantial time savings and cost efficiencies and enhance even further the attractiveness of our outsource model.

        To expand on this important point, one of the biggest problems facing scholarly publishers is the time to publication. STM publishing is ALL about speed. This system, when combined with our new offshore workflows, will allow us to significantly reduce content-processing turnaround times - this critical factor to STM publishers. We think this reduction in turnaround times could be as much as 30% faster. As I said in our earlier press release, this kind of reduction has the potential to create the same kind of competitive advantage that permitted us to consolidate this niche on very attractive terms in the mid-90s. So, obviously, we're excited about the progress we're making here as well.


     o Last point. What does this mean in dollars and cents? The other important element of the progress we have made in these two key strategic areas is that we have been able to INCREASE the revenue we are generating per scholarly page - again, despite pricing pressures - at the same time that we are significantly REDUCING cost per page. This per page margin expansion is the financial footprint for our strategy in this all-important STM niche and indicates our cost reduction initiatives are coming through.


So, in conclusion, we're pretty happy with the quarter - where we made good progress financially and strategically despite very challenging market conditions. As we have become more focused in our business, we are getting more effective in both operating our core business and in implementing our strategy. We believe we're on the right track, that we will continue to show sequential improvement, and that we are well positioned when the economy begins to rebound.


With that, I will now turn the call over to Steve Hare for a more detailed review of the financial performance of our third quarter and to review the outlook for our business.


Steve,

Financial review of our third fiscal quarter
--------------------------------------------

Thank you Bruce and good morning. We have released our fiscal third quarter earnings report this morning and plan to file our Form10-Q in mid-May. Today, I would like to highlight our financial results from the quarter and discuss a few of our key financial management initiatives.

Consolidated Results - Third Quarter Ended March 31,2002

         (millions)                 CY               PY
                                    --               --

         Sales - Reported          $112.7           $132.5

         Sales - Recurring         $112.7           $122.7            Down 8%

On a sequential basis, sales in the third quarter declined by 1.5%.

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Recurring sales are a better comparison for trends in the business and they exclude closed and divested operations that were reported in last year's sales. In addition, all results that will be discussed today are from continuing operations, and exclude last year's restructuring and other charges.

As Bruce has already indicated, top line growth is the biggest single challenge that our industry and Cadmus face today. In our Publication markets, revenue declined during this third quarter versus last year's quarter. Throughout the industry, customer consolidation, overcapacity and reduced demand in a weak economy are all factors that have produced considerable volume and pricing pressures. In addition, lower paper prices, which are a pass-through to our customers, have also reduced our total sales.

Nevertheless, Cadmus achieved improved financial performance in many key areas:

     o Gross margin improved to 18.3% versus 16.9% in last year's third quarter.
     o Operating income increased by 3% over last year's third quarter to $7.4 million.
     o Operating margins improved to 6.5% versus 5.4% a year ago.
     o EBITDA margins improved to 12.3% versus 10.3% a year ago.

Earnings per share from continuing operations improved to $0.17 versus $0.07 last year (excluding restructuring and other charges) and sequentially from $0.15 in the second quarter. The company did record a $0.13 net loss per share from discontinued operations related to the sale of Cadmus Creative Marketing, a catalog design and photography business which we sold, in January of 2002. Because of this divestiture, historical results have been restated to consistently report this operation as discontinued.

Let me point out the impact of our income tax rate. We increased our tax rate for the quarter to 53.1% to bring the year-to-date effective rate to 49.5% which is the rate we anticipate for the full year. This catch-up adjustment reduced our third quarter EPS by approximately $0.01 per share.

Cash EPS, which excludes amortization of goodwill expense, improved to $0.30 per share versus $0.20 last year. As a reminder, we will adopt SFAS #142 effective July 1, 2002 and so we will continue to record amortization expense until the beginning of our next fiscal year.

We believe that our management focus on cost reduction during this difficult economic stretch has fostered some of the operational improvement in profitability despite revenue pressures. Operating with a leveraged capital structure requires a very disciplined management approach that our company has gradually adopted. For example, improvement in working capital management techniques has led to lower levels of inventory and accounts receivable and added to our overall efforts to generate positive cash flow and to reduce debt.

Total debt was reduced by $9.6 million during the quarter. Cash flow from operations and the proceeds of some asset sales were used to achieve our debt reduction target. For the fiscal year to date, debt reduction now stands at $33.5 million.

Interest expense, including securitization costs, continued to trend lower with $4.0 million of expense compared to $5.4 million in last year's third quarter.

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Consolidated Results - Nine Months Ending March 31, 2002

Recurring sales of $338.3 million were down by 6% over the first nine months of this fiscal year. Lower magazine sales, along with decreased paper prices, were the primary causes. Year to date EPS from continuing operations were $0.38 versus $0.63 last year again excluding restructuring and other charges recorded. Excluding amortization of goodwill, Cash EPS was $0.78 for the first nine months of this year.

Key Financial Initiatives

As Bruce indicated, signs of economic recovery are still pretty faint in our markets as we head into the final quarter of our fiscal year. As a result, our management focus will continue on cost reduction opportunities, strategic procurement initiatives, working capital reduction, and directing our capital investments to areas of future revenue growth. Despite tightening the belt around capital spending this year, we are pleased to see installation of two new printing presses for Cadmus during the fourth quarter - one at Port City to improve productivity for our Books & Directories customers and one at Charlotte to provide 8-color capability and expand our product offerings for Packaging customers.

Outlook

As we look ahead, we will continue to drive hard in order to achieve our stated goal of delivering sequential earnings improvement during this fiscal year. We do not anticipate much help from the marketplace during the fourth quarter in terms of either increased demand or a lessening of competitive pricing pressures.

Our goal is to continue to deleverage our balance sheet although the pace of debt reduction will slow in the fourth quarter as a result of our scheduled $6 million semi-annual payment of bond interest. However we will continue to sell excess assets such as the airport facility in Richmond; however, we do not have a serious offer in hand at this time.

In summary, our biggest challenge is to achieve top line growth in this market environment. Our strategic and cost reduction initiatives continue to reduce the negative impact of lower volume and prices on our business. At the same time, we are making the necessary investments in our print plants and in the Cadmus Knowledge System to position us for the future.

Bruce, that's my update and thoughts on the quarter. I will turn it over to you for a wrap-up. Bruce.


Thank you, Steve

Conclusion
----------

Just to summarize a bit,

1) We have delivered sequential improvement in earnings throughout this fiscal year and remain optimistic that we can continue that trend for the remainder of the fiscal year.


2) Our businesses continue to generate strong cash flow and we expect to continue to meaningfully reduce debt.

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3)   We have strengthened even further our leadership position in scholarly publishing, bringing to market additional products such as Rapid Review, which was covered in more detail in our April 17 press release. These technological advancements, combined with exciting advances in our global workflows, have improved our profitability while extending our competitive advantage in STM content processing.

4) Finally, we have seen marked improvement in the packaging division and we believe we now have our special interest magazine division positioned for profitable growth as the economy recovers.


Last point. I am delighted to point out that we have nearly 90% of our revenue coming from our core publications market, which is proving to be among the more stable and more attractive in the graphic communications industry. We expect to continue to reduce our debt levels and to benefit from our strategy and profit improvement actions. As a result, we think we will continue to show improved profitability, we believe we will continue to gain share during these challenging market conditions and to be better positioned when the economic recovery occurs.


Brent, we are now ready for questions



After questions - conclusion
----------------------------

I'd like to thank all of you for joining us for today's call and for all your questions. As we have indicated, our focus is, and will remain, to grow the business, to gain share, to improve our financial results and to strengthen even further the fundamentals of the company. We believe our business is on the right track and look forward to reporting to you on our continued progress next quarter. Again, thank you for your participation and questions.